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                                                                    Exhibit 99.4


                                             Chesterfield Financial Corp.
                                                   Stock Order Form
                                        ----------------------------------------
                                        Stock Information Center   Expiration
                                        Chesterfield Federal        Date for
                                                                  Stock Order
                                                                     Forms:
                                          P.O. Box  . 10801 South Western Avenue
                                         Chicago, IL  .
                                                      Chicago, IL 60643
                                            (773) 913-4251         April  . ,
                                                                      2001
                                                                  12:00 Noon,
                                                                 Central Time,
                                                                Unless Extended
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common shares. Faxes or copies of this form may not be accepted. Please read the Stock Ownership Guide and
 Stock Order Form Instructions as you complete this Form.
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                                         (3) Employee/Officer/Director
 (1) Number of Shares                    Information
              Subscription Price
                         (2) Total Payment Due

                                          Check here if you are a director,
             X        =                   officer or employee of Chesterfield
               $10.00     $               Federal or a member of such person's
                                          immediate family.

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 (4) Method of Payment/Check             (6) Purchaser Information

                                         a.  Eligible Accounts Holder --
 Enclosed is a check,                         Check here if you were a
 bank draft or money                         depositor of at least $50.00 at
 order made payable to   $                   Chesterfield Federal on June 30,
 Chesterfield Financial                      1999. Enter information below
 Corp. in the amount                         for all deposit accounts that
 of:                                         you had at Chesterfield Federal
 No wire transfers will be accepted.         on June 30, 1999.
----------------------------------------

 (5) Method of Payment/Withdrawal            Supplemental Eligible Account
                                         b.  Holder -- Check here if you were
 The undersigned authorizes                  a depositor of at least $50.00
 withdrawal from the following               at Chesterfield Federal on
 account(s) at Chesterfield Federal.         December 31, 2000 but are not an
 There is no penalty for early               Eligible Account Holder. Enter
 withdrawal for purposes of this             information below for all
 payment.                                    deposit accounts that you had at
 ------------------------------------        Chesterfield Federal on December
                                             31, 2000.
   Account Number(s)    Withdrawal
                        Amount(s)

                                             Other Members -- Check here if
                                         c.  you were a Depositor as of  .  ,
                                             2001 and/or a borrower as of  .
                                             , 2001.

 ------------------------------------        Local Community Resident --
                      $                  d.   Check here if you are a
 ------------------------------------        resident of Cook or Will
                      $                      Counties, Illinois.
                      $
 ------------------------------------
 ------------------------------------
  Total Withdrawal Amount
                      $

                     ----------------
                                        ----------------------------------------

 In order to subscribe for shares
 through an individual retirement          ACCOUNT INFORMATION
 account ("IRA") at Chesterfield
 Federal, you must contact the Stock
 Information Center at Chesterfield
 Federal no later than April  . ,
 2001.



                                         ------------------------------------
                                              Account Title (Names on
                                              Accounts)
                                                                  Account
                                                                  Number(s)
---------------------------------------- ------------------------------------
                                         ------------------------------------
 . These account numbers correspond to   ------------------------------------
   the preprinted account name(s) and    ------------------------------------
   ownership in the top left hand
   corner of this form.
 . These may not be all of your
   qualifying accounts. Other account
   ownerships may be listed on
   separate proxy and/or stock order
   forms.
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 (7) Stock Registration/Form of Stock Ownership (stock must be registered in the name of an Account Holder)
  Individual

                     Joint Tenants

                                    Tenants in Common

                                                     Fiduciary (Under
 . You must list in the box to the                   Agreement Dated ____,   )
   right any account numbers from
   other stock order forms you have
   received in the mail and any
   other accounts that you have, or
   have had ownership in, at
   Chesterfield Federal.
  Individual Retirement Account (IRA)

                     Corporation or Partnership

                                    Uniform Transfer to Minors Act

                                                     Other ____________________
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                                                     Social Security # or Tax
                                                     ID
 (8) Name(s) in which shares are to be registered (Please print clearly)
 Name(s) continued                                   Telephone
                                                     (Daytime)     E-Mail

 Street Address                City                  State        Zip Code
 . If you do not list all of your                                 ------------
   accounts, you may not receive all
   of the shares that you are eligible
   for.
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 (9) NASD Affiliation                                   (10) Associate--Acting
                                                        in Concert
 Check here if you are a member of the National         Check here and
 Association of Securities Dealers, Inc., a person      complete the reverse
 associated with an NASD member, a member of the        side of this Form, if
 immediate family of any such person to whose           you or any Associate
 support such person contributes, directly or           (as defined on the
 indirectly, or the holder of an account in which       reverse side of this
 an NASD member or person associated with an NASD       Form) or persons
 member has a beneficial interest. To comply with       Acting in Concert (as
 conditions under which an exemption from the           defined on the
 NASD's Interpretation With Respect to Free-Riding      reverse side of this
 and Withholding is available, you agree, if you        Form) with you have
 have checked the NASD Affiliation box, (i) not to      submitted other
 sell, transfer or hypothecate the stock for a          orders for shares in
 period of 90 days following issuance, and (ii) to      the Subscription
 report this subscription in writing to the             Offering and/or the
 applicable NASD member within one day of payment       Community Offering.
 therefor.

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 (11) Acknowledgment
 To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by Chesterfield Federal Savings and Loan Association of Chicago, no later than 12:00 Noon, central time, on April . , 2001, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to Chesterfield Federal or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Chesterfield Federal described in the accompanying Prospectus. If the Plan of Conversion is not approved by the members of Chesterfield Federal at a Special Meeting to be held on April . , 2001, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Chesterfield Federal, this
 Stock Order Form may not be modified, withdrawn or cancelled without Chesterfield Federal's consent, and if authorization to withdraw from deposit accounts at Chesterfield Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID
 Number and the other information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding.
 Potential purchasers warrant that they are purchasing only for their own account and that there is no agreement or understanding regarding the transfer of the subscription rights or the sale or transfer of the shares.
 The Plan of Conversion prohibits any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Chesterfield Federal and Chesterfield Financial
 Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known to them to involve such transfer. Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions. I acknowledge that the common shares offered are not savings or deposit accounts and are not insured by the
 Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and are not guaranteed by Chesterfield Financial Corp. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to Chesterfield Federal.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE
 FORM OF CERTIFICATION ON THE REVERSE HEREOF.
 Signature             Date    Signature             Date     OFFICE
                                                                USE
                                                                       -------
                                                                       Date
                                                                       Received
                                                              -------  -------
 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER Batch    Order
 FORMS (SEE REVERSE SIDE)                                        #        #

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Item (6)a, b--(continued)
--------------------------------
   Account Title      Account     "Associate" when used to indicate a
(Names on Accounts)  Number(s)    relationship with any person is defined as
--------------------------------  (i) any corporation or organization (other
-------------------------------- than Chesterfield Federal, or a majority- -------------------------------- owned subsidiary of Chesterfield Federal), -------------------------------- of which such person is an officer or
--------------------------------  partner or is, directly or indirectly, the beneficial owner of 10% or more of any class
                                  of equity securities, (ii) any trust or
                                  other estate in which such person has a
                                  substantial beneficial interest or as to
                                  which such person has a substantial
                                  beneficial interest or as to which person
Item (11)--(continued)            serves as a trustee or in a similar
                                  fiduciary capacity, except that such term does not include any non-tax-qualified employee stock benefit plan or tax-qualified employee stock benefit plan in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any tax-qualified employee stock benefit plan; (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Chesterfield Federal, Chesterfield Financial Corp., if utilized, or any of its parents and subsidiaries thereof.

List below all other orders
submitted by you or your
Associates (as defined) or by
persons Acting in Concert (as
defined) with you.
--------------------------------
  Name(s) listed on  Number of
  other Stock Order   Shares
        Forms         Ordered
--------------------------------
--------------------------------
--------------------------------
--------------------------------
--------------------------------


                                  "Acting in Concert" is defined as (i)
                                  knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.
  A valid stock order form must be signed and dated below and on the front of this form.
                             FORM OF CERTIFICATION
 I/WE ACKNOWLEDGE THAT THE COMMON SHARES OF CHESTERFIELD FINANCIAL CORP. ARE NOT DEPOSIT OR SAVINGS ACCOUNTS AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY CHESTERFIELD FEDERAL OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.
 If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the stock information center at (773) 913-4251.
 I/We further certify that, before purchasing the common shares, par value of $0.01 per share, of CHESTERFIELD FINANCIAL CORP., the proposed holding company for CHESTERFIELD FEDERAL, I/we received a Prospectus dated March
  . , 2001 which contains disclosure concerning the nature of the common shares being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page 10 of the Prospectus.

    . Changes in interest rates could hurt our profitability;
    . Our assets have decreased in the past year, and may continue to do so following the Offering, which may result in decreased income;
    . Our emphasis on residential real estate lending may limit our growth and profitability;
    . Our low return on equity and increased non-interest expenses may cause our common stock price to decline;
    . Strong competition both within our market area and from internet banks may limit our growth and profitability;
    . Loss of key officers could hurt Chesterfield Federal's operations;
    . Our employee stock benefit plans will increase our costs, which would reduce our income and stockholders' equity;
    . Management will have substantial discretion over investment of the offering proceeds and you may disagree with management's investment decisions;
    . Our stock value may suffer from our ability to impede potential takeovers; . The Office of Thrift Supervision might not permit an acquisition of
      Chesterfield Financial within the first three years after the offering;
    . Expected voting control by management and employees could enable insiders to prevent a merger that may provide that shareholders a premium for their shares;
    . Our employee stock benefit plans may dilute your ownership percentage;
    . A possible increase in the offering range would be dilutive;
    . Our valuation is not indicative of the future price of our common stock;
    . Our stock price may decline;
    . Limited market for our common stock may lower market price;
    . Banking reform legislation restricts the activities in which we may engage compared to existing unitary holding companies.
    . We may suffer losses as a result of the growth of our insurance activities.
    . The offering may extend beyond April  , 2001.

 Signature                    Date


 Name (Please Print)